UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2024

Public Storage

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue

Glendale, California 91201-2349

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Names of Exchange on Which Registered
Common shares, $0.10 par value	PSA	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange
Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange
Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 2, 2024, Public Storage (the “Company”) and Public Storage Operating Company (“PSOC”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with each of Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as sales agents, forward sellers (except in the case of SMBC Nikko Securities America, Inc.) and/or principals (in any such capacity, each, a “Manager” and, together, the “Managers”), and each of the Forward Purchasers (as defined below), pursuant to which up to an aggregate gross sales price of $2,000,000,000 of the Company’s common shares of beneficial interest, $0.10 par value per share (the “Common Shares”), may be offered and sold from time to time through one or more of the Managers, acting as the Company’s sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Managers as principals for their own accounts.

This “at the market” offering program, the proceeds of which (as described below) will be used to fund general corporate purposes, including acquisitions, will further strengthen the Company’s broad and deep capital options, which provide maximum flexibility to finance the execution of the Company’s business plan in a wide range of potential capital markets environments. The program will complement the Company’s existing share repurchase program which has remaining capacity of over 10.5 million shares.

The Common Shares sold in the offering will be issued pursuant to a prospectus supplement dated December 2, 2024, filed with the Securities and Exchange Commission (the “SEC”), and the accompanying base prospectus dated December 2, 2024 forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-283556) filed with the SEC on December 2, 2024.

Subject to the terms and conditions of the Equity Distribution Agreement, the Managers, whether acting as the Company’s sales agents or as Forward Sellers, will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell the Common Shares that may be designated by the Company (if acting as the Company’s sales agents) and the Common Shares borrowed from third parties (if acting as Forward Sellers), in each case on the terms and subject to the conditions of the Equity Distribution Agreement. Sales, if any, of the Common Shares made through the Managers, as the Company’s sales agents, or as Forward Sellers pursuant to the Equity Distribution Agreement, may be made in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)), by means of ordinary brokers’ transactions on the New York Stock Exchange or sales made to or through market makers at market prices prevailing at the time of sale, and in privately negotiated transactions, which may include block trades, as the Company and any Manager may agree. The Company also may sell Common Shares to any Manager as principal for its own account. If the Company sells Common Shares to any Manager as principal, it will enter into a separate terms agreement setting forth the terms of such transaction.

The Company or any Manager may at any time suspend an offering of Common Shares pursuant to the terms of the Equity Distribution Agreement. The offering of Common Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of the Common Shares under the Equity Distribution Agreement having an aggregate gross sales price equal to $2,000,000,000 and (ii) the termination of such Equity Distribution Agreement.

The Company and PSOC made certain customary representations, warranties and covenants concerning the Company, PSOC and the registration statement in the Equity Distribution Agreement and also agreed to indemnify the Managers and Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Equity Distribution Agreement provides that, in addition to issuance and sale of Common Shares to or through the Managers, the Company also may enter into one or more forward sale agreements with each of Morgan Stanley & Co. LLC, BNP Paribas, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association (or their respective affiliates) (in such capacity, each, a “Forward Purchaser” and, together, the “Forward Purchasers”) in a form attached as Annex II to the Equity Distribution Agreement (each a “Forward Sale Agreement” and together, the “Forward Sale Agreements”). In connection with any Forward Sale Agreement, the relevant Forward Seller (or its affiliate) will, at the Company’s request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to borrow from third parties and sell a number of Common Shares equal to the number of Common Shares underlying the particular Forward Sale Agreement.

In this Current Report on Form 8-K, a Manager, when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and collectively, the “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related,” “relevant” or “applicable” Forward Purchaser means, with respect to any Manager, the affiliate of such Manager that is acting as Forward Purchaser or, if applicable, such Manager acting in its capacity as Forward Purchaser.

The Company will not receive any proceeds from any sales of borrowed Common Shares by a Forward Seller in connection with a Forward Sale Agreement. The Company expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of Common Shares underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share, subject to certain adjustments pursuant to such Forward Sale Agreement. Although the Company expects to settle any Forward Sale

Agreements by the physical delivery of Common Shares in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe Common Shares to the relevant Forward Purchaser.

The Company intends to cause any net proceeds from any sales of Common Shares to or through the Managers (as the Company’s sales agents or principals) and the net proceeds, if any, from the settlement of any Forward Sale Agreements to be contributed to PSOC, which expects to use such proceeds for general corporate purposes, including to fund acquisitions of self-storage facilities.

The compensation to each Manager will be a mutually agreed commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Common Shares sold through it as the Company’s sales agent pursuant to the Equity Distribution Agreement. The compensation to each Manager acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related Forward Sale Agreement that will not exceed, but may be lower than, 2.0% of the gross sales prices of the borrowed Common Shares sold through such Manager, acting as Forward Seller, during the applicable forward hedge selling period for such Common Shares.

A copy of the Equity Distribution Agreement, including the form of Forward Sales Agreement, is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement by and among the Company, PSOC, the Managers and the Forward Purchasers dated December 2, 2024

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the Common Shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

Date: December 3, 2024	By:	/s/ Nathaniel A. Vitan
Nathaniel A. Vitan
Senior Vice President, Chief Legal
Officer and Corporate Secretary